UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2019

PQ Group Holdings Inc.

Delaware	001-38221	81-3406833
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Lindenwood Drive Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

(610) 651-4400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	PQG	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 2, 2019, PQ Group Holdings Inc. (the “Company”) held its annual meeting of stockholders pursuant to notice duly given. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders. For more information about the proposals set forth below, please see the Company’s Proxy Statement and Supplement to the Proxy Statement.
Proposal One: Each of the four Class II director nominees was elected to serve on the Company’s board of directors for a term of three years. The results of the vote were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Kimberly Ross	121,016,800	8,623,457	3,792,706
Mark McFadden	121,060,542	8,579,715	3,792,706
Robert Coxon	118,272,672	11,367,585	3,792,706
Christopher Behrens	116,654,048	1,659,922	3,792,706
Proposal Two: The stockholders approved, on an advisory basis, the compensation paid by the Company to its named executive officers (the “say-on-pay proposal”). The results of the advisory vote were as follows:

For	Against	Abstain	Broker Non-Votes
128,846,894	759,136	34,227	3,792,706
Proposal Three: The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019 was ratified. The results of the vote were as follows:

For	Against	Abstain
132,858,247	505,569	69,147
Proposal three was a routine matter and, therefore, there were no broker non-votes relating to this proposal.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PQ GROUP HOLDINGS INC.

Date: May 6, 2019	By:	/s/ Joseph S. Koscinski
	Name:	Joseph S. Koscinski
	Title:	Vice President, Secretary and General Counsel